Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Bank of America Corporation

BofA Finance LLC

(Exact Names of Registrants as Specified in their Respective Charters)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt	Bank of America Corporation Debt Securities	Rule 457(o)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)	0.0001102	(1)(2)(3)(5)

Fees to be Paid	Debt	BofA Finance LLC Debt Securities	Rule 457(o)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)	0.0001102	(1)(2)(3)(5)

Fees to be Paid	Other	Bank of America Corporation Guarantee of BofA Finance LLC Debt Securities	Rule 457(o)	(1)(2)(3)(4)	(1)(2)(3)(4)	(1)(2)(3)	0.0001102	(1)(2)(3)(4)(5)

Fees to be Paid	Unallocated (Universal) Shelf		Rule 457(o)	(1)(2)(3)(4)	(1)(2)(3)(4)	$1,000,000(1)(2)(3)	0.0001102	$110.20(1)(2)(3)(4)(5)

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	Debt	BofA Finance LLC Debt Securities	415(a)(6)	(2)		(2)			S-3	333-234425	December 31, 2019	(2)

Carry Forward Securities	Other	Bank of America Corporation Guarantee of BofA Finance LLC Debt Securities	415(a)(6)	(2)		(2)			S-3	333-234425	December 31, 2019	(2)

Carry Forward Securities	Unallocated (Universal) Shelf		415(a)(6)	(2)		(2)			S-3	333-234425	December 31, 2019	(2)

	Total Offering Amount					$1,000,000(1)(2)(3)		$110.20

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$110.20(2)

(1)

The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to the securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. There is registered hereunder such amount of securities as will have an aggregate maximum offering price not to exceed an amount to be specified by the Registrants in a pre-effective amendment to this Registration Statement.

(2)

The Registrants previously registered an amount of securities having a maximum aggregate offering price of $20,641,188,810 (or the equivalent thereof in any other currency) (and paid a registration fee of $2,392,313.78 with respect to such amount of securities) pursuant to the Registration Statement on Form S-3 (File No. 333-234425), which became effective on December 31, 2019 (the “Prior Registration Statement”). Prior to the effectiveness of this Registration Statement, the Registrants will specify in a pre-effective amendment to this Registration Statement the amount of unsold securities covered by the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the filing fee paid in connection with such unsold securities, which will continue to be applied to such unsold securities, as well as the amount of any new securities to be registered, in addition to the securities registered in this filing, and the related fee. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(3)

This Registration Statement also includes an indeterminate amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrants. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under the Prior Registration Statement. All such market-making transactions with respect to these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.

(4)	Pursuant to Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantees of Bank of America Corporation being registered.

(5)

In addition, pursuant to Rule 457(q) under the Securities Act, no registration fee is required for the registration of an indeterminate amount of securities to be offered in market-making transactions by affiliates of the Registrants as described in Note (3) above.